UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2002

First Community Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization	0-24024 (Commission File Number)	91-1277503 (I.R.S. Employer Identification Number)

721 College St SE
Lacey, Washington 98503
(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100
(Registrant's Telephone Number, Including Area Code)

None
(Former name or former address, if changed since last report)

1

Item 2.     Acquisition or Disposition of Assets

On October 1, 2002, the registrant completed a previously announced acquisition of Harbor Bank, National Association ("Harbor Bank") pursuant to an Agreement and Plan of Merger under the terms of which Harbor Bank merged with and into First Community Bank, a Washington state bank and a wholly owned subsidiary of the registrant. Harbor Bank shareholders received $10.75 in cash for each share of Harbor Bank common stock outstanding as of the effective date of the merger. The total estimated value of the acquisition is approximately $7 million. The acquisition was financed out of existing capital, including the proceeds of an offering of trust preferred securities completed in July 2002.

Item 7.      Financial Statements and Exhibits

(a)     Financial statements of business acquired.

The financial statements of Harbor Bank called for by this Item 7(a) are included in this report beginning immediately following the signature page.

(b)     Pro Forma Financial Information

Pro forma financial information called for by this Item 7(b) is included in this report beginning immediately after the financial statements.

(c)     Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit
(2) (23) (99)	Agreement and Plan of Reorganization Consent of McGladrey & Pullen LLP Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST COMMUNITY FINANCIAL GROUP, INC. (Registrant)
Dated October 15, 2002	By: /s/ Ken F. Parsons, Sr. Ken F. Parsons, Sr. President and Chief Executive Officer

3

Harbor Bank, N.A. Financial Statements Condensed Balance Sheets (unaudited) For the Six-month Period Ended June 30, 2002
(Dollars in thousands except share data)	June 30 2002	December 31 2001
Assets
Cash and due from banks	$4,057	$2,447
Interest bearing deposits in banks and Fed Funds sold	11,985	12,840
Securities available for sale	2,022	2,999
Federal Home Loan Bank and Fed Reserve Bank stock, at cost	297	309
Loans	62,579	68,323
Allowance for credit losses	(2,388)	(2,992)
Net loans	60,191	65,331
Bank premises and equipment	1,280	1,307
Foreclosed real estate	12	--
Accrued interest receivable	379	424
Other assets	169	233
Total Assets	$80,392	$85,890

Liabilities and Shareholders' Equity
Deposits:
Demand	$17,582	$11,813
Savings and interest bearing demand	31,034	31,874
Time	28,257	37,354
Total Deposits	76,873	81,041
Accrued interest payable	114	199
Other liabilities	79	86
Total Liabilities	$77,066	$81,326

Shareholders' Equity
Common Stock, (par value $1); authorized 1,000,000 shares; issued and outstanding - June 30, 2002; 643,882; December 31, 2001: 643,882	644	644
Surplus	6,399	6,399
Accumulated deficit	(3,739)	(2,478)
Accumulated other comprehensive income (loss)	22	(1)
Total Shareholders' Equity	3,326	4,564

Total Liabilities and Shareholders' Equity	$80,392	$85,890

See notes to condensed financial statements.

4

Harbor Bank N.A. Condensed Statements of Income (unaudited)
	Three Months ended		Six Months ended
(Dollars in thousands except share data	June 30 2002	June 30 2001	June 30 2002	June 30 2001
Interest Income
Loans	$1,299	$1,537	$2,793	$3,116
Interest bearing deposits in banks and Fed Funds sold	45	125	94	268
Securities available for sale	25	20	55	51
Total Interest Income	1,369	1,682	2,942	3,435

Interest Expense
Deposits	493	852	1,045	1,716
Other borrowed money	0	0	0	0
Total Interest Expense	493	852	1,045	1,716

Net Interest Income	876	830	1,897	1,719
Provision for credit losses	(610)	(435)	(1,183)	(1,045)
Net Interest Income after Provision for credit losses	266	395	714	674

Noninterest Income
Service charges on deposit accounts	62	53	120	115
Net loss on sale of securities available for sale	0	0	(6)	0
Other operating income	25	29	55	57
Total Non-interest Income	87	82	169	172

Noninterest Expense
Salaries and employee benefits	450	317	844	622
Occupancy and equipment	122	102	236	194
Other non-interest expense	652	253	1,064	830
Total Noninterest Expense	1,224	672	2,144	1,646

Loss before Income Taxes	(871)	(195)	(1,261)	(800)
Income taxes	0	0	0	0
Net Loss	$(871)	$(195)	$(1,261)	$(800)

Per share data
Basic and Diluted
earnings (loss) per share	$(1.35)	$(.33)	$(1.96)	$(1.34)
Average number of shares outstanding	643,882	596,079	643,882	596,079

Return on average assets (annualized)	(4.29%)	(.94%)	(3.05%)	(1.99%)

See notes to condensed financial statements.

5

Harbor Bank, N.A. Condensed Statements of Cash Flows (unaudited)
	Six months ended
(Dollars in thousands)	June 30 2002	June 30 2001
Cash Flows from Operating Activities
Net loss	$(1,261)	$(800)
Adjustments to reconcile net loss to cash provided by
Operating activities:
Provision for credit losses	1,183	1,045
Provision for depreciation and amortization	114	97
Stock dividends received	(4)	(4)
Loss on sale of securities available for sale	6	--
Amortization, net of accretion	--	(2)
(Increase) decrease in interest receivable	45	9
Increase (decrease) in interest payable	(85)	(7)
Other	136	65
Net cash provided by operating activities	$134	$403

Cash Flows from Investing Activities
Net (increase) decrease in interest bearing deposits and federal funds sold	855	(1,775)
Proceeds from sales/maturities of available for sale securities	1,010	1,500
Net Purchase of FHLB & FRB Stock	--	(77)
Net decrease (increase) in loans	3,866	(7,713)
Purchases of premises and equipment	(87)	(269)
Net cash provided by (used in) investing activities	$5,644	$(8,334)

Cash Flows from Financing Activities
Net increase in demand deposits, NOW accounts and savings accounts	$4,929	$8,759
Net increase in time deposit accounts	(9,097)	335
Net cash provided by (used in) financing activities	(4,168)	9,094

Increase (Decrease) in cash and due from banks	1,610	1,163
Cash and due from banks at beginning of period	2,447	1,937
Cash and Due from Banks at end of Period	$4,057	$3,100

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest paid	$637	$1,723
Income taxes paid	--	55

Supplemental Schedule of Non-Cash Investing Activities
Change in fair value of securities for sale	$23	$3
Foreclosed real estate acquired in settlement of loans	12	--

See notes to condensed financial statements.

6

HARBOR BANK, N.A. NOTES TO FINANCIAL STATEMENTS (unaudited) For the Six-month Period Ended June 30, 2002

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with instructions to Form 10-QSB. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2002, are not necessarily indicative of the results anticipated for the year ending December 31, 2002. The interim condensed financial statements should be read in conjunction with the December 31, 2001 financial statements including notes here to included in the Bank's 2001 annual report to shareholders.

2. Use of Estimates In the Preparation of Financials

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior period amounts have been reclassified or restated to conform to the 2002 presentation. All dollar amounts in tables, except per share information, are stated in thousands.

3. Contingencies

Unfunded loan commitments totaled $8,444,000 as of June 30, 2002 and $12,747,000 as of December 31, 2001.

4. Recent and Subsequent Events

Change in Executive Management. Effective April 15, 2002, Thomas P. Leander, the President and Chief Executive Officer of the Bank resigned. The Bank subsequently engaged Richard C. Emery to serve as Chief Executive Officer.

Additional Loan Review by External Reviewer. Subsequent to receiving the results of an onsite examination by the Office of the Comptroller of the Currency ("OCC") in the Spring of 2002 and an independent loan reviewer contracted by the Bank to examine portions of its loan portfolio in March 2002, the Bank contracted with another external reviewer to perform a review of the remaining loans not previously examined. As a result of the information obtained from that review, it was determined that the Bank's allowance for credit losses should be increased by an additional $573,000 to account for identified weaknesses in the loan portfolio as of March 31, 2002. During the quarter ended June 30, 2002 the Bank made an additional $610,000 provision for loan losses based on management's analysis of the loan portfolio at June 30. Primarily as a result of the impact of these loan loss provisions on earnings, the Bank's capital ratios have fallen below the levels required by the formal administrative actions by the OCC. For additional information with respect to administrative actions by the OCC and information relating to the credit losses, see Item 2. "Management's Discussion and Analysis or Plan of Operation" of this Report.

Merger Agreement with First Community Financial Group, Inc

On August 5, 2002, the Bank entered into a definitive agreement to merge with First Community Bank, a wholly-owned subsidiary of First Community Financial Group, headquartered in Lacey, WA. The agreement, which is subject to various standard conditions including the approval by the Bank's shareholders and regulatory authorities, provides that each outstanding share of Bank stock will be exchanged for $10.75 in cash, subject to reduction if the Bank does not maintain certain minimum capital and loan-loss reserve requirements. The Bank may terminate the agreement if the purchase price falls below $10.00 per share.

7

Independent Auditor's Report

Board of Directors
Harbor Bank, N.A.
Gig Harbor, Washington

We have audited the accompanying balance sheet of Harbor Bank, N.A. as of December 31, 2001, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Bank, N.A. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

MCGLADREY & PULLEN, LLP

Tacoma, Washington
April 11, 2002

8

Independent Auditor's Report

Board of Directors
Harbor Bank, N.A.
Gig Harbor, Washington

We have audited the accompanying balance sheet of Harbor Bank, N.A. as of December 31, 2000, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Bank, N.A. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KNIGHT VALE & GREGORY PLLC

Tacoma, Washington
January 19, 2001

9

Harbor Bank, N.A. Balance Sheets at December 31, 2001 and 2000

(Dollars in Thousands)	2001	2000
Assets
Cash and due from banks	$2,447	$1,937
Interest bearing deposits at other financial institutions	6,840	6,355
Federal funds sold	6,000	6,000
Securities available for sale	2,999	1,995
Federal Reserve Bank and Federal Home Loan Bank stocks, at cost	309	241

Loans	68,323	61,038
Allowance for credit losses	(2,992)	(750)
Net loans	65,331	60,288

Premises and equipment, net	1,307	1,220
Accrued interest receivable	424	477
Other assets	233	192
Total assets	$85,890	$78,705

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand	11,813	8,718
Savings and interest bearing demand	31,874	25,372
Time	37,354	38,168
Total deposits	81,041	72,258

Accrued interest payable	199	258
Other liabilities	86	34
Total liabilities	81,326	72,550

Commitments and Contingencies	--	--

Shareholders' Equity
Common stock (par value: $1); authorized 1,000,000 shares;
Issued and outstanding: 2001 - 643,882 shares; 2000 - 596,079 shares	644	596
Additional paid in capital	6,399	5,825
Accumulated deficit	(2,478)	(263)
Accumulated other comprehensive loss	(1)	(3)
Total shareholders' equity	4,564	6,155
Total liabilities and shareholders' equity	$85,890	$78,705

See notes to financial statements.

10

Harbor Bank, N.A. Statements of Operations Years Ended December 31, 2001 and 2000

(Dollars in Thousands, Except Per Share Amounts)	2001	2000
Interest Income
Loans	$6,209	$5,131
Federal funds sold and deposits in banks	443	305
Securities available for sale	93	148
Total interest income	$6,745	$5,584
Interest Expense
Deposits	3,099	2,390
Other borrowings	--	6
Total interest expense	$3,099	$2,396
Net interest income	3,646	3,188
Provision for Credit Losses	2,852	362
Net interest income after provision for credit losses	794	2,826
Non-Interest Income
Service charges on deposit accounts	232	204
Other operating income	125	102
Total non-interest income	$357	$306
Non-Interest Expense
Salaries and employee benefits	1,319	1,041
Occupancy	200	176
Furniture and equipment	215	182
Other	1,632	1,114
Total non-interest expense	3,366	2,513
Net income (loss)	$(2,215)	$619

Earnings (Loss) Per Share
Basic and diluted	$(3.72)	$1.28

See notes to financial statements.

11

Harbor Bank, N.A. Statements of Cash Flows Years Ended December 31, 2001 and 2000

(Dollars in Thousands)	2001	2000
Cash Flows from Operating Activities
Net income (loss)	$(2,215)	$619
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities
Provision for credit losses	2,852	362
Depreciation and amortization	213	175
Stock dividends received	(8)	(6)
Directors' compensation	22	48
(Increase) decrease in interest receivable	53	(248)
Increase (decrease) in interest payable	(59)	133
Other, net	9	(152)
Net cash provided by operating activities	$867	$931

Cash Flows from Investing Activities
Net increase in interest bearing deposits with banks	(485)	(2,295)
Net increase in federal funds sold	--	(6,000)
Activity in securities available for sale:
Maturities, prepayments and calls	2,018	500
Purchases	(3,078)	(40)
Increase in loans made to customers, net of principal collections	(7,895)	(23,834)
Purchase of premises and equipment	(300)	(461)
Net cash used in investing activities	$(9,740)	$(32,130)

Cash Flows from Financing Activities
Net increase in deposits	8,783	29,660
Net proceeds from issuance of common stock	600	2,068
Net cash provided by financing activities	$9,383	$31,728

Net increase in cash and due from banks	$510	$529

Cash and Due from Banks
Beginning of year	1,937	1,408
End of year	$2,447	$1,937

Supplemental Disclosures of Cash Flow Information
Interest paid	$3,158	$2,263
Income taxes	55	--

Supplemental Disclosure of Non-Cash Investing Activities
Fair value adjustment of securities available for sale	$2	$30

Supplemental Disclosure of Non-Cash Operating Activities
Directors' compensation	$22	$48

See notes to financial statements.

12

Notes to Financial Statements for the Years Ended December 31 2000 and 2001

Harbor Bank, N.A.
December 31, 2001 and 2000

Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Harbor Bank, N.A. (the Bank) was formed in 1997. It operates two branches in Gig Harbor, Washington, located in Pierce County in western Washington. The Bank provides loan and deposit services to customers, who are predominately small- and middle-market businesses and middle-income individuals in western Washington.

Financial Statement Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and the valuation of deferred tax assets.

Certain prior year amounts have been reclassified to conform to the 2001 presentation. All dollar amounts, except per share information, are stated in thousands.

Securities Available for Sale

Securities available for sale consist of debt securities that the Bank intends to hold for an indefinite period, but not necessarily to maturity. Such securities may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses are reported as a separate component of shareholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

Declines in the fair value of individual securities available for sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Such write-downs are included in earnings as realized losses.

Loans

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance.

13

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Allowance for Credit Losses

The allowance for credit losses is maintained at a level considered adequate to provide for estimated losses on existing loans based on evaluating known and inherent risks in the loan portfolio. The allowance is reduced by loans charged off, and increased by provisions charged to earnings and recoveries on loans previously charged off. The allowance is based on management's periodic, systematic evaluation of factors underlying the quality of the loan portfolio, including changes in the size and composition of the loan portfolio, the estimated value of any underlying collateral, actual loan loss experience, current economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While management uses the best information available to make its estimates, future adjustments to the allowance may be necessary if there is a significant change in economic conditions.

When available information confirms that specific loans or portions thereof are uncollectible, these amounts are charged off against the allowance for credit losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not evidenced the ability or intent to bring the loan current; the Bank has no recourse to the borrower, or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement.

When management determines that it is probable that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs.

The ultimate recovery of all loans is susceptible to future market factors beyond the Bank's control. These factors may result in losses or recoveries differing significantly from those provided for in the financial statements.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

Income Taxes

Deferred tax assets and liabilities result from differences between the financial statement carrying amounts and the tax bases of assets and liabilities, and are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. The deferred tax provision represents the difference between the net deferred tax asset/liability at the beginning and end of the period. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Cash Equivalents

The Bank considers all amounts included in the balance sheet caption "Cash and due from banks" to be cash equivalents.

14

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Stock-Based Compensation

The Bank accounts for stock-based awards to employees using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements. However, the required pro forma disclosures of the effects of all options granted have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

Earnings Per Share

Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Bank's stock option plan. The effect of outstanding options was not dilutive in 2001 or 2000.

Recent Accounting Pronouncements

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, became effective and was adopted by the Bank effective January 1, 2001. The Bank does not engage in hedging activities, nor did it have any derivatives at December 31, 2001 or 2000. The adoption of SFAS No. 133 had no effect on the Bank's financial position or results of operations as of or for the year ended December 31, 2001.

In June 2001, the Financial Accounting Standards Board adopted Financial Accounting Standards Nos. 141, Business Combinations, and 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations entered into after June 30, 2001 be accounted for under the purchase method. SFAS No. 142 addresses how goodwill and other intangible assets should be accounted for after they have been initially recorded in the financial statements. Goodwill arising from business combinations prior to the effective date of this standard will no longer be amortized, starting in 2002, but will be subject to annual tests for impairment. Other identifiable intangible assets, and certain unidentifiable intangible assets arising from certain acquisitions, will continue to be amortized using the same lives and methods. In June 2001, the FASB also issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for all fiscal years beginning after June 15, 2002. In August 2001 the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The Bank does not anticipate that the adoption of SFAS Nos. 141, 142, 143 and 144 will have a material effect on its financial position or results of operations.

Note 2 - Restricted Assets

Federal Reserve Board regulations require that the Bank maintain reserves in the form of cash on hand and deposit balances with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 2001 and 2000 were approximately $319 and $479, respectively.

Two of the Bank's vendors required that the Bank maintain a minimum balance on deposit with a correspondent bank. The deposit balances totaled $119 and $70 for the years ended December 31, 2001 and 2000, respectively.

15

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 3 - Securities

Securities have been classified as available for sale according to management's intent. The carrying amount of securities and their approximate fair values were as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

December 31, 2001
U.S. Government agency obligations	$3,000	$--	$1	$2,999
December 31, 2000
U.S. Treasury securities	$502	$--	$--	$502
U.S. Government agency	1,496	--	--	1,493
Total	$1,998	$--	$3	$1,995

The contractual maturities of securities available for sale at December 31, 2001 are as follows:
	Amortized Cost	Fair Value
Due from one year to five years	$ 3,000	$ 2,999

Securities carried at approximately $288 and $281 at December 31, 2001 and 2000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Note 4 - Loans

Loans at December 31 consist of the following:
	2001	2000
Commercial	$15,024	$16,318
Real estate:
Construction	10,492	8,457
1 - 4 family residential	15,296	13,525
Commercial	16,136	13,118
Consumer	11,375	9,620
Total loans	$68,323	$61,038

16

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 4 - Loans (continued)

Changes in the allowance for credit losses for the years ended December 31 are as follows:
	2001	2000
Balance at beginning of year	$750	$479
Provision for credit losses	2,852	362
Charge-offs	(627)	(91)
Recoveries	17	--
Net charge-offs	(610)	(91)
Balance at end of year	$2,992	$750

Following is a summary of information pertaining to impaired loans:
	2001	2000
December 31
Impaired loans without a valuation allowance	$579	$65
Impaired loans with a valuation allowance	1,831	--
Total impaired loans	$2,410	$65
Valuation allowance related to impaired loans	$1,165	$--
Year Ended December 31
Average investment in impaired loans	$1,574	$44
Interest income recognized on a cash basis on impaired loans	--	--

Loans 90 days and over past due still accruing interest were $742 and $206 at December 31, 2001 and 2000, respectively. There were no commitments at December 31, 2001 or 2000 to lend additional funds to borrowers whose loans have been modified.

Certain related parties of the Bank, principally Bank directors and their associates, were loan customers of the Bank in the ordinary course of business during 2001 and 2000. Total loans outstanding at December 31, 2001 and 2000 to key officers and directors were $1,730 and $2,216, respectively. During 2001 advances totaled $1,249, and repayments totaled $1,735 on these loans.

Note 5 - Premises and Equipment

The components of premises and equipment at December 31 are as follows:
	2001	2000
Bank premises	$543	$413
Leasehold improvements	557	557
Furniture	135	112
Equipment	755	608
	1,990	1,690
Less accumulated depreciation and amortization	(683)	(470)
Premises and equipment, net	$$1,370	$1,220

The Bank leases its main office and its branch site, and certain equipment and premises under operating leases. Rental expense for leased premises and equipment was $75 and $76 for 2001 and 2000, respectively, which is included in occupancy expense.

17

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 5 - Premises and Equipment (continued)

Minimum rental commitments under a noncancellable lease having an original or remaining term of more than one year for future years ending December 31 are as follows:
2002	$40
2003	40
2004	40
2005	40
Total minimum payments required	$160

The main office site lease, which contains a purchase option, expired in November 2001. The Bank is currently leasing the premises on a month-to-month basis and plans to exercise its purchase option during the first quarter of 2002 for approximately $300,000.

The Point Fosdick Branch site lease agreement expires in 2005 and contains a lease renewal option for a five-year term.

Note 6 - Deposits

The composition of deposits at December 31 is as follows:
	2000	2001
Demand deposits, non-interest bearing	$11,813	$8,718
NOW and money market accounts	29,454	23,887
Savings deposits	2,420	1,485
Time certificates, $100,000 or more	13,227	18,187
Other time certificates	24,127	19,981
Total	$81,041	$72,258

Scheduled maturities of certificates of deposit for future years ending December 31 are as follows:
2002	$28,584
2003	8,718
2004	26
2005	26
Total	$37,354

Note 7 - Employee Benefits

The Bank has a 401(k) plan covering substantially all employees who have completed 90 days or more of service. Discretionary contributions to the 401(k) plan may consist of matching contributions based on employee contributions and non-elective contributions. Total contributions by the Bank to the plan in 2001 were $20. There were no contributions by the Bank in 2000.

18

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 8 - Income Taxes

The Bank has not provided for income taxes in 2001 or 2000 because of the net losses incurred in previous years.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:
	2001	2000
Deferred Tax Assets
Net operating loss carryforward	$131	$10
Contributions carryforward	12	9
Pre-opening expenses	8	23
Allowance for credit losses	912	181
Accumulated depreciation	4	--
Total deferred tax assets	1,067	223

Deferred Tax Liabilities
Deferred income	141	92
Accrual to cash	82	35
Accumulated depreciation	--	20
Total deferred tax liabilities	223	147

Valuation Allowance	(844)	(76)
Net deferred tax assets	$--	$--

At December 31, 2001, the Bank has a net operating loss carryforward of approximately $385, expiring through 2021.

Note 9 - Commitments and Contingencies

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows:
	2001	2000
Commitments to extend credit:
Real estate secured:	$2,129	$1,745
Other	9,291	6,091
Credit cards	1,217	907
Standby letters of credit	110	395
Total commitments to extended credit	$12,747	$9,138

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

19

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 9 - Commitments and Contingencies (continued)

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with commercial banks for lines of credit totaling $1,440 and a credit line with the Federal Home Loan Bank totaling 5% of assets, none of which was used at December 31, 2001.

The Bank has entered into employment contracts with its president and senior credit officer which provide for contingent payments subject to future events.

Because of the nature of its activities, the Bank is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Bank.

Note 10 - Stock Options

The Board of Directors has a stock-based option plan which is described below. The plan was approved by shareholders at the 1999 annual meeting. The Bank applies APB Opinion No. 25 and related interpretations in accounting for the plan. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the Bank's stock option plan been determined based on the fair value at the grant dates for awards granted under the plan, consistent with the method of SFAS No. 123, the Bank's net income (loss) and earnings (loss) per share would have been changed to these pro forma amounts:
	2001	2000
Net income (loss):
As reported	$(2,215)	$619
Pro forma	$(2,253)	$605

Earnings (loss) per share:
Basic and diluted:
As reported	$(3.72)	$1.28
Pro forma	$(3.78)	$1.25

Stock Option Plan

Under the Bank's stock option plan, the Bank may grant options for up to 85,250 shares of its common stock to directors and certain key employees. Nonqualified options granted to directors vest 50% at the time of grant and 50% one year from the date of grant. In 2000, 6,000 options were granted to directors. There were no options granted in 2001 to directors. Incentive options granted to employees vest ratably over five years from the date of grant. For the years ended December 31, 2001 and 2000, 15,000 and 10,000 options, respectively, were granted to employees. All options granted expire ten years from the grant date. As of December 31, 2001, 42,284 options remain available for grant.

20

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 10 - Stock Options (continued)

The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option pricing model and using the following weighted-average assumptions:
	2001	2000
Dividend yield	--%	--%
Expected life	7 years	7 years
Risk-free interest rate	5.03%	5.19%
Price volatility	28.34%	29.33%

The weighted average fair value of options granted during 2001 and 2000 was $5.47 and $5.57, respectively.

A summary of the status of the Bank's stock option plan for the years ended December 31 is presented below:
	2001 Shares	Weighted Average Exercise Price	2000 Shares	Weighted Average Exercise Price
Outstanding at beginning of year	27,966	$11.72	11,966	$10.00
Granted	15,000	13.00	16,000	13.00
Forfeited	--	--	--	--
Outstanding at end of year	42,966	$12.16	27,966	$11.72
Exercisable at the end of the year	18,782	$11.28	13,188	$10.68

The following summarizes information about stock options outstanding and exercisable at December 31, 2001:
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Number Exercisable

$10.00	11,966	7.1	10,782
$13.00	31,000	9.3	8,000

Note 11 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines of the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined).

As of December 31, 2001, the Bank met the definition of adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain a minimum total risk-based ratio of 8%, a Tier 1 risk-based ratio of 4%, and a Tier 1 leverage ratio of 4%.

21

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 11 - Regulatory Matters (continued)

The Bank's actual capital amounts and ratios are also presented in the table.
					To be Well Capitalized Under Prompt Corrective Action Provisions Amount	Ratio
		Capital Adequacy Purposes Amount		Ratio
	Actual Amount	Ratio
December 31, 2001
Tier 1 capital
(to average assets)	$ 4,565	5.18%	$ 3,525	4.00%	$ 4,407	5.00%
Tier 1 capital
(to risk-weighted assets)	4,565	6.59	2,771	4.00	4,156	6.00
Total capital
(to risk-weighted assets)	5,431	8.09	5,371	8.00	6,714	10.00

December 31, 2000
Tier 1 capital
(to average assets)	$ 6,158	8.36%	$ 2,945	4.00%	$ 3,682	5.00%
Tier 1 capital
(to risk-weighted assets)	6,158	9.67	2,547	4.00	3,820	6.00
Total capital
(to risk-weighted assets)	6,908	10.85	5,094	8.00	6,367	10.00

Restrictions on Retained Earnings

At December 31, 2001, no cash dividends may be paid due to the current accumulated deficit.

Note 12 - Regulatory Agreement

Pursuant to a regulatory examination in April 2001, the Bank entered into a formal agreement with the Office of the Comptroller of the Currency (OCC) which requires, among other things, changes in credit administration procedures and practices, and submission of and approval by the OCC of a formal capital plan supporting maintenance of "well-capitalized" status. The Bank's capital ratios at December 31, 2001 do not meet the minimum levels for the Bank to be categorized as well-capitalized, causing it to be out of compliance with the agreement. Management intends to work with the OCC to propose a plan of action to bring the Bank back into compliance with the OCC agreement.

22

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 13 - Earnings Per Share Disclosures

Following is information regarding the calculation of basic and diluted earnings (loss) per share for the years indicated.

	Net Income (Loss) (Numerator)	Shares (Denominator)	Per Share Amount
Year Ended December 31, 2001
Basic earnings (loss) per share:
Net loss	$(2,215)	$596,210	$(3.72)
Effect of dilutive securities:
Options	--	2,761.02
Diluted earnings (loss) per share:
Net loss	$(2,215)	$598,971	(3.70)
Year Ended December 31, 2000
Basic earnings per share:
Net income	$619	$482,485	$1.28
Effect of dilutive securities:
Options	--	2,201	--
Diluted earnings per share:
Net income	$619	$484,686	$1.28

The number of shares shown above for "options" is the number of incremental shares that would result from exercise of options and use of the proceeds to repurchase shares at the average market price during the year.

Note 14 - Quarterly Data (Unaudited)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 31, 2001
Interest income	$1,753	$1,682	$1,727	$1,583
Interest expense	864	852	737	646
Net interest income	889	830	990	937
Provision for credit losses	610	435	50	1,757
Noninterest income	90	82	94	91
Noninterest expense	974	672	847	873
Net income (loss)	$(605)	$(195)	$187	$(1,602)
Earnings (loss) per common share:
Basic	$(1.01)	$(.33)	$.31	$(2.69)
Diluted	(1.01)	(.33)	.31	(2.67)

Year Ended December 31, 2000
Interest income	$1,103	$1,268	$1,517	$1,696
Interest expense	408	500	686	802
Net interest income	695	768	831	894
Provision for credit losses	66	93	97	106
Noninterest income	59	81	79	87
Noninterest expense	584	574	645	710
Net income (loss)	$104	$182	$168	$165
Earnings (loss) per common share:
Basic	$.24	$.37	$.34	$.33
Diluted	.24	.37	.34	.33

23

Notes to Financial Statements for the Years Ended December 31 2000 and 2001 (continued)

Note 15 - Other Expenses

Other expenses include the following amounts which are in excess of 1% of the total of interest income and non-interest income for the years ended December 31:
	2001	2000
Professional fees	$ 148	$ 43
Data processing	335	255
Office supplies	74	62
State and local taxes	110	77
Escrow processing fees	98	88
ATM expense	74	67
Operating losses	147	12

Note 16 - Directors' Compensation

Certain members of the Bank's Board of Directors have elected to receive shares of stock based on its fair market value for their Board fees, in lieu of cash compensation.

Note 17 - Capital Offering

Pursuant to the Bank's capital plan, a private placement offering to the Bank's Board of Directors of 46,154 shares of Bank $1 par value common stock at a subscription price of $13.00 per share was completed on December 31, 2001.

On February 17, 2000, the Bank offered for sale 192,308 shares of its $1 par value common stock at a subscription price of $13.00 per share, or an aggregate purchase price of $2,500. The offering was concluded on November 30, 2000; 160,941 shares had been sold under this offering as of December 31, 2000.

24

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Harbor Bank, N.A. by First Community Financial Group, Inc. ("FCFG") through the merger of Harbor Bank with and into First Community Bank, FCFG's wholly owned banking subsidiary, on a purchase accounting basis. The unaudited pro forma condensed combined balance sheet assumes the merger took place on June 30, 2002. The unaudited pro forma condensed combined statements of income assume the merger was consummated as of the beginning of the first period presented.

The unaudited pro forma condensed combined statements of income are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

The unaudited pro forma condensed combined financial information has been prepared under the purchase method of accounting and is based on the historical consolidated financial statements of FCFG and Harbor Bank. Certain proforma adjustments on the pro forma balance sheets have been made to account for the transaction, including adjustment of capital accounts to eliminate Harbor Bank's capital and adjustments to reflect goodwill resulting from premium paid over book value and deferred tax liability on core deposit intangibles. The adjustments are explained in footnotes to the pro forma balance sheet. The pro forma adjustments represent management's best estimate based on available information at this time. These adjustments may change as additional information becomes available.

In conjunction with the transaction, Harbor Bank shareholders will receive $10.75 per share in cash for each of their shares of Harbor Bank stock. The total purchase price is $6,930,000.

25

Pro Forma Financial Information
Historical and Pro Forma Balance Sheets		June 30, 2002
(dollars in thousands except share data)		First Community Financial Group, Inc.		Harbor Bank, N.A.		Pro Forma Adjustments		Pro Forma Combined

Cash and balances due from banks		$24,989		$4,057	$			$29,046
Fed funds sold and interest-bearing deposits		972		11,985				12,957
Investment securities held to maturity		505		0				505
Investment securities available for sale		17,589		2,022				19,611
Mortgage loans held for sale		4,475		0				4,475
Loans receivable		292,988		62,579				355,567
Less: Allowance for loan losses		(4,480)		(2,388)				(6,868)
Federal Home Loan Bank stock, at cost		2,044		297				2,341
Premises and equipment, net		10,025		1,280				11,305
Goodwill and other intangibles		6,168		0		4,474	(b)	10,642
Other assets		16,067		560				16,627
Total assets		$371,342		$80,392		$4,474		$456,208
		54,786		17,582				72,368
Demand deposits, noninterest-bearing	$		$		$		$
Demand deposits, interest-bearing		129,287		31,034				160,321
Time deposits		132,282		28,257				160,539
Total deposits		316,355		76,873				393,228
Borrowed funds		10,229		0				10,229
Other liabilities		4,072		193		870	(c)	5,135
Total liabilities		330,656		77,066		870		408,592
Stock and surplus		28,264		7,043		(113)	(a)	35,194
Retained earnings		12,462		(3,739)		3,739	(a)	12,462
Accumulated other comprehensive income		(40)		22		(22)	(a)	(40)
Total shareholders' equity		40,686		3,326		3,604		47,616
Total liabilities and shareholders' equity		$371,342		$80,392		$4,474		$456,208

(dollars in thousands except share data)
(a)	Adjustment of capital accounts to eliminate Harbor Bank's capital and record aggregate purchase price of $6,930.
(b)

Reflects premium of $3,604 paid over Harbor Bank's book value of $3,326 plus $870,000 value of deferring tax liability on core deposit intangibles ("CDI"). CDI is calculated assuming a 4% premium with respect to core deposits of approximately $68,000 or $2,720 and an amortization period of 10 years on the straight-line method.

(c)	Deferred tax liability created by newly created CDI, assuming 32% effective tax rate.

26

Historical and Pro Forma Condensed Statements of Income for the six months ended June 30, 2002
(dollars in thousands except per share data)	First Community Financial Group, Inc.	Harbor Bank, N.A.		Pro Forma Adjustments	Pro Forma Combined
Interest and fee income on loans	$13,318	$2,793	$		$16,111
Interest on taxable investment securities	441	55			496
Interest on tax-exempt investment securities	168	0			168
Other interest income	4	94			98
Total interest income	13,931	2,942		--	16,873
Interest on deposits	3,028	1,045			4,073
Interest on borrowed funds	152	0			152
Total interest expense	3,180	1,045		--	4,225
Net interest income	10,751	1,897			12,648
Provision for loan and lease losses	985	1,183			2,168
Net interest income after provision for loan and lease losses	9,766	714		--	10,480
Non interest income:
Service fees	1,472	120			1,592
Brokerage commissions and fees	222	0			222
Mortgage banking revenue, net	1,053	0			1,053
Other	897	49			946
Total non interest income	3,644	169		--	3,813
Non interest expense:
Salaries and benefits	4,635	844			5,479
Occupancy and equipment expense	1,227	236			1,463
Intangible amortization	100	0			100
Other	3,088	1,064			4,152
Total non interest expense	9,050	2,144		--	11,194
Income before income tax	4,360	(1,261)		--	3,099
Provision for income tax	1,370	0		(396)	974
Net income	$2,990	$(1,261)		$396	$2,125
Earnings per common share:
Basic	$1.37	$(1.96)			$0.97
Diluted	$1.35	$(1.96)			$0.96

Weighted average shares-basic	2,187,412	643,882			2,187,412
Weighted average shares-diluted	2,217,043	643,882			2,217,043

27

Historical and Pro Forma Condensed Statements of Income for the year ended December 31, 2001
(dollars in thousands except per share data)	First Community Financial Group, Inc.	Harbor Bank, N.A.	Pro Forma Adjustments	Pro Forma Combined
Interest and fee income on loans	$28,197	$6,209	$--	$34,406
Interest on taxable investment securities	1,091	93		1,184
Interest on tax-exempt investment securities	378	0		378
Other interest income	122	443		565
Total interest income	29,788	6,745	--	36,533
Interest on deposits	10,073	3,099		13,172
Interest on borrowed funds	317	0		317
Total interest expense	10,390	3,099	--	13,489
Net interest income	19,398	3,646		23,044
Provision for loan and lease losses	1,716	2,852		4,568
Net interest income after provision for loan and lease losses	17,682	794	--	18,476
Non interest income:
Service fees	2,462	232		2,694
Brokerage commissions and fees	605	0		605
Mortgage banking revenue, net	2,047	0		2,047
Other	1,210	125		1,335
Total non interest income	6,324	357	--	6,681
Non interest expense:
Salaries and benefits	9,589	1,319		10,908
Occupancy and equipment expense	2,429	415		2,844
Intangible amortization	408	0		408
Other	5,275	1,632		6,907
Total non interest expense	17,701	3,366	--	21,067
Income before tax	6,305	(2,215)	--	4,090
Provision for income tax	1,868	0	(656)	1,212
Net income	$4,437	$(2,215)	$656	$2,878

Earnings per common share:
Basic	$2.04	$(3.72)		$1.32
Diluted	$1.99	$(3.70)		$1.29

Weighted average shares-basic	2,180,129	596,210		2,180,129
Weighted average shares-diluted	2,234,221	598,971		2,234,221

28

Exhibits

(2) (23) (99)	Agreement and Plan of Reorganization Consent of McGladrey & Pullen LLP Press Release

29

EXHIBIT (2)

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
FIRST COMMUNITY FINANCIAL GROUP, INC.
FIRST COMMUNITY BANK
AND HARBOR BANK, N.A.

DATED AS OF AUGUST 5, 2002

Table of contents

List of Annexes and Exhibits

ANNEXES:
ANNEX 1 Bank Offices (Section 3.1.1)
ANNEX 2 Bank Options (Section 3.1.3)
ANNEX 3 Leases (Section 3.1.6)
ANNEX 4 Regulatory Matters (Section 3.1.9)
ANNEX 5 Material Contracts (Section 3.1.11)
ANNEX 6 Asset Classification List (Section 3.1.14)
ANNEX 7 Insurance Policies (Section 3.1.16)
ANNEX 8 Benefit Plans (Section 3.1.18)
ANNEX 9 List of Commitments (Section 3.1.20)
EXHIBITS:
EXHIBIT A Plan of Merger

i

Back to Exhibit Index

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FIRST COMMUNITY FINANCIAL GROUP, INC.,
FIRST COMMUNITY BANK
AND HARBOR BANK, N.A.

This Agreement and Plan of Merger (the "Agreement") is made and entered into as of August 5, 2002, between First Community Financial Group, Inc. ("FCFG"), First Community Bank of Washington ("FCB"), and Harbor Bank, N.A. (the "Bank").

PREAMBLE

The management of FCFG and the Bank believe that the transactions contemplated by this Agreement are in the best interest of the respective corporations and their shareholders.

The parties intend that the transactions will be accomplished as follows:

On the effective date (as defined herein), the Bank will merge with and into FCB, a Washington commercial bank and wholly owned subsidiary of FCFG.

AGREEMENT

In consideration of the mutual agreements set forth in this Agreement, FCFG, FCB and Bank agree as follows:

DEFINITIONS

Terms used in this Agreement will have the following meanings:

"Acquisition Proposal" has the meaning assigned to such term in Section 4.1.9 of this Agreement.

"Affiliate" means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control of a person.

"Agreement" means this Acquisition Agreement, including all Annexes and Exhibits thereto.

"Appraisal Laws" has the meaning assigned to such term in Section 1.4 of this Agreement.

"Bank" is Harbor Bank, N.A., a national banking association, which has its head office in Gig Harbor, Washington.

"Bank Financial Statements" means the Bank's audited statements of financial condition at December 31, 2001,

2000 and 1999, and the related statements of income, cash flows and shareholders' equity for each of the years ended December 31, 2001, 2000 and 1999, all as more fully described in Section 3.1.5 of this Agreement.

"Bank Public Reports" means the reports and other information required to be filed by the Bank with the OCC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder.

"Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions located in the State of Washington are authorized or required by law to remain closed.

"Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP, applied on a consistent basis.

"Closing" means the closing of the Merger contemplated by this Agreement, which will occur the Business Day immediately preceding the Effective Date, as more fully specified in Section 2.1 of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the issued and outstanding shares of Bank common stock, $1 par value per share.

"Compensation Plans" has the meaning assigned to such term in Section 3.1.18 of this Agreement.

"Consent Order" means the Consent Order between the OCC and the Bank dated May 10, 2002.

"Control" with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract, or otherwise.

"Director" means the Director of the Washington Department of Financial Institutions.

"Dissenting Shares" means the shares of Common Stock held by those shareholders of the Bank who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

"Effective Date" means the date set forth on the Certificate of Merger issued by the Washington Department of Financial Institutions and on which the Merger shall become effective.

"Employees" has the meaning assigned to such term in Section 3.1.18(ii) of this Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" has the meaning assigned to such term in Section 3.1.18 of this Agreement.

"ESI Plan" has the meaning assigned to such term in Section 3.1.18 of this Agreement.

"Executive Officers" with respect to any party to this Agreement means the chief executive officer, chief financial officer, and chief lending officer of such party.

"Exercise Price" means the price per share at which the Common Stock may be purchased upon exercise of an Option.

"FCB" is First Community Bank of Washington, a Washington state-chartered bank that has its principal office in Lacey, Washington.

"FCFG" is First Community Financial Group, Inc., a Washington corporation that has its principal place of business in Lacey, Washington.

"Financial Statements" means the Bank Financial Statements.

"GAAP" means generally accepted accounting principles.

"Hazardous Material" means any material so described in Section 3.1.7 of this Agreement.

"Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest for an amount greater than $100,000 and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

"Material Adverse Effect" with respect to a Person means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (a) the condition, financial or otherwise, properties, business or results of operations of such Person and its Subsidiaries, taken as a whole, and (b) the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

"Meeting" has the meaning assigned to such term in Section 4.3 of this Agreement.

"Merger" means the merger of the Bank with and into FCB as contemplated by this Agreement.

"OCC" means the Office of the Comptroller of the Currency, San Francisco District Office.

"OREO" means real property acquired by the Bank through foreclosure or deed in lieu of foreclosure or other realization proceedings.

"Option Spread" has the meaning assigned to such term in Section 1.2.2 of this Agreement.

"Option" means an option to acquire shares of Common Stock pursuant to the Stock Option Plan.

"Pension Plan" has the meaning assigned to such term in Section 3.1.18(iii) of this Agreement.

"Per Share Consideration" has the meaning assigned to such term in Section 1.2.1 of this Agreement.

"Person" includes an individual, corporation, partnership, association, limited liability company, trust or unincorporated organization.

"Plan" has the meaning assigned to such term in Section 3.1.18(i) of this Agreement.

"Plan of Merger" means the Plan of Merger to be executed by the Bank and FCB and delivered to the Director for filing substantially in the form attached hereto as Exhibit A.

"Properties" with respect to any party to this Agreement means properties or other assets owned or leased by such party or any of its Subsidiaries.

"Proxy Statement" has the meaning assigned to such term in Section 4.4 of this Agreement.

"Regulatory Approvals" means the regulatory approvals required pursuant to Section 5.1 of this Agreement.

"Stock Option Plan" means the Harbor Bank 1998 Stock Option Plan, effective October 19, 1998.

"Subsequent Bank Financial Statements" means a consolidated balance sheet and related consolidated statements of income, cash flows and shareholders' equity at and for each fiscal quarter ending after December 31, 2001 and prior to Closing, all as more fully described in Section 4.1.8 of this Agreement.

"Subsidiary" with respect to any party to this Agreement means any Person directly or indirectly controlled by such party.

SECTION 1.

TERMS OF MERGER

1.1   Merger.

Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, on and as of the Effective Date:

1.1.1 Pursuant to the Plan of Merger, the form of which is attached hereto as Exhibit A, which shall have been filed with the Director for purposes of obtaining a Certificate of Merger, the Bank will be merged with and into FCB in accordance with the provisions of Washington law.

1.1.2 As of the Effective Date, the Bank will merge with FCB, with FCB being the resulting bank and having its head office in Lacey, Washington.

1.1.3 The Articles of Incorporation, Bylaws and banking charter of FCB in effect immediately prior to the Effective Date shall be the Articles of Incorporation, Bylaws and banking charter of the resulting bank.

1.1.4 Each share of FCB common stock outstanding immediately prior to the Merger, all of which are held by FCFG, shall remain outstanding.

1.1.5 Each share of Common Stock outstanding immediately prior to the Merger shall be, as of the Effective Date, cancelled and automatically converted into the right to receive the consideration set forth in Section 1.2.1.

1.1.6 The Stock Option Plan shall terminate, no Options shall be granted thereunder, and each Option that is outstanding and vested on the Effective Date shall be converted into the right to receive the consideration set forth in Section 1.2.2. Each Option that is outstanding but not vested as of the Effective Date shall be terminated and the holder thereof shall have no rights thereunder.

1.2   Merger Consideration.

1.2.1 As consideration for the Merger, FCFG shall pay to the holders of the Common Stock as of the Effective Date, an amount in cash equal to $10.75 per share of Common Stock (the "Per Share Consideration"); provided however, that the Per Share Consideration shall be reduced by an amount per share calculated by dividing the amount, if any, by which the aggregate of the Bank's Capital plus reserves for possible losses on loans and leases is less than $4,750,000 at Closing divided by the total number of shares of Common Stock outstanding.

1.2.2 As consideration for the Merger, FCFG shall pay to each holder of an outstanding and vested Option an amount in cash equal to the amount by which the Per Share Consideration exceeds the Exercise Price (the "Option Spread") multiplied by the number of shares covered by such Option.

1.3   Payment of Merger Consideration.

1.3.1 Prior to the Effective Date, FCFG shall appoint FCB as paying agent (the "Paying Agent") for the purpose of paying the Merger Consideration to holders of certificates representing shares of Common Stock and holders of vested Options as required by Section 1.2

1.3.2 As soon as practicable after the Effective Date, the Paying Agent will send written notice to each record holder of Common Stock and vested Options that the Merger has been consummated, together with a letter of transmittal and instructions as to tendering certificates representing the Common Stock (or Option agreements, as the case may be) in exchange for payment of the Merger Consideration.

1.3.3 Upon surrender for cancellation of one or more certificates for shares of Common Stock, accompanied by a duly executed letter of transmittal in proper form (or, in the case of vested Options entitled to payment, an executed release of the Option) the Paying Agent shall, promptly after the Effective Date, deliver to each holder of such surrendered certificates or Options payment of the Merger Consideration.

1.3.4 Until certificates representing the Common Stock have been surrendered (or, in the case of vested Options, a release has been duly executed and tendered) to the Paying Agent, each outstanding certificate and Option shall be deemed to represent solely the right to receive the Merger Consideration and will have no other rights whatsoever. Upon surrender of Common Stock certificates or Options, as the case may be, the Paying Agent shall pay to the holder thereof the amount of Merger Consideration to which the holder is entitled, without interest thereon.

Notwithstanding anything to the contrary herein, if any holder of Common Stock is unable to surrender his or her certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit that such stock certificate has been lost or destroyed, and at the sole option of FCFG or the Paying Agent, an indemnity bond together with a surety, each in a form and substance reasonably satisfactory to FCFG or the Paying Agent.

1.4   Dissenting Shares.

Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under 12 USC § 214a(b) (the "Appraisal Laws") will not be converted into the right to receive the consideration set forth in Section 1.2 of this Agreement, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from the FCFG (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).

SECTION 2.
CLOSING

2.1   Closing.

The Closing will occur on the Business Day immediately preceding the Effective Date. Unless FCFG and Bank agree upon another date, the Effective Date will be a date within five (5) Business Days after satisfaction or waiver (to the extent such waiver is permitted by law or conditions to be satisfied by delivery of documents or opinions or a state of facts to exist at closing) of all conditions precedent to the obligations of the parties as set forth in Section 5 hereof. The parties will use their best efforts to cause the Merger to become effective by September 30, 2002.

2.2   Events of Closing.

At the Closing, each of the parties shall deliver such documents, certificates and opinions of experts as required by this Agreement in satisfaction of, or as evidence of satisfaction of, the conditions set forth in Section 5 hereof.

2.3   Place of Closing.

The Closing will occur at such place and at such time as FCFG and Bank may fix.

SECTION 3.
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Bank.

The Bank represents and warrants to FCFG that, except as disclosed in an Annex to this Agreement:

3.1.1   Organization and Good Standing. The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, its deposits are insured by the Federal Deposit Insurance Corporation, and it has all requisite power and authority to own and operate its Properties and to carry on its businesses as now conducted. The locations of all offices are listed in Annex 1

.

3.1.2   Corporate Authority. Except for receipt of approval by shareholders of the Bank except for required approvals, consents and waivers of governmental authorities referred to in Section 5.1 of this Agreement, the Bank has all requisite corporate power and authority to enter into and carry out its obligations pursuant to this Agreement. The execution, delivery and performance of this Agreement will not violate any judgment, order, decree, statute, rule or governmental regulation to which it may be subject, or constitute a breach or violation of or a default under any agreement or instrument to which it is a party or by which it may be bound, which breach or violation or default would have a Material Adverse Effect. The Bank is not in violation of any provision of its Articles of Association or Bylaws or any agreement or instrument to which it is a party or by which it is bound, which violation would have a Material Adverse Effect.

3.1.3   Capital Stock. The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, a total of 643,882 shares of which are issued and outstanding as of the date of this Agreement and a total of 40,933 shares of which are reserved for issuance pursuant to outstanding Options. 17,240 Option shares are currently vested pursuant to the terms of the Stock Option Plan. All shares of Common Stock are validly issued and are fully paid and nonassessable, except as provided under applicable banking law. No unissued shares of common stock or any other securities of the Bank are subject to any warrants, options, conversion privileges, rights or commitments of any character, kind or nature, except as set forth in Annex 2, and the Bank has not issued and is not obligated to issue any additional shares of common stock or any other security to any other person, except as so disclosed.

3.1.4   Subsidiaries. The Bank has no Subsidiaries.

3.1.5   Financial Statements. The Bank's Financial Statements and Subsequent Financial Statements (i) have been prepared from the books and records of the Bank, (ii) present fairly the financial condition and operating results of the Bank at the times indicated and for the periods covered, (iii) have been prepared in accordance with GAAP consistently applied through the periods covered, except as stated therein, and (iv) reflect all material liabilities, contingent or otherwise, of the Bank on the respective dates covered, except as stated therein.

3.1.6   Properties.

(i) The Bank has unencumbered legal title or contract vendee's interest to its owned Properties and other assets reflected in its Financial Statements, except for: (a) those encumbrances related to real property taxes, local improvement district assessments (if any), easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property: (b) prior mortgage liens on other real estate owned (to the extent consistent with the terms of the original loan in connection with which such real estate was acquired); (c) any property and other assets, not material in aggregate amount, disposed of since December 31, 2001 in the ordinary course of business; and (d) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect. All leases of real or personal property in which the Bank has an interest as lessee are assignable without the consent of any other party, except as described on Annex 3.

(ii) All buildings and other facilities used in the Bank's business are adequately maintained and are free from defects which could materially interfere with the current or future use of such facilities.

3.1.7   Environmental Matters.

(i) To the knowledge of the Executive Officers of the Bank, the Loan Properties are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and of state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, do not or would not result in a Material Adverse Effect on it.

(ii) To the knowledge of the Bank's Executive Officers, neither the Bank nor any other Person having an interest in any of the Loan Properties or Properties, has engaged in the unlawful generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from the Loan Properties or Properties. With respect to the Properties, there has not been (a) any unlawful presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material, (b) any condition that could result in any use, ownership or transfer restriction, or (c) any condition of nuisance, any of which, individually or collectively, would have a Material Adverse Effect on them. The Bank has not received notice of, nor has reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against it or its Properties or against any other Person as a result of any of the events described in clauses (a), (b), and (c) of this paragraph. "Hazardous Material" means any chemical, substance, material, object, condition, waste or combination of the foregoing which is or may be hazardous or harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity. Carcinogenicity, infectiousness or other harmful or, potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any federal, state or local law based, directly or indirectly.

3.1.8   Taxes. All tax returns and reports required by law to be filed by the Bank, and all taxes, assessments, fees and other government charges upon it or upon any of their respective properties, assets, income or franchises that are due and payable have been paid. The federal income portion of such taxes have been paid in full as indicated in its tax returns for the past five years or adequate provision has been made for any such taxes on its balance sheet in accordance with GAAP. No material objections to returns or claims for additional taxes are being asserted with respect to its federal or state taxes for any prior years, except for such audits, objections or claims which are being contested in good faith, by appropriate proceedings and with establishment of appropriate reserves, and which have been disclosed in writing to the other parties to this Agreement. There has been no past audit, objection to returns, or claim for additional taxes except as specified in the foregoing sentence.

3.1.9   Regulatory Action. To the knowledge of the Executive Officers of the Bank and except as disclosed in Annex 4, the Bank is not in violation of any statute, rule or governmental regulation applicable to it (including, without limitation, the Community Reinvestment Act, Bank Secrecy Act, Truth in Lending Act, Equal Credit Opportunity Act, and statutes, rules and regulations governing the reporting of taxpayer identification numbers of its customers). Except for the Consent Order and as disclosed on Annex 4, the Bank is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state regulatory authorities, and has not been advised by such authorities that they are contemplating issuing or requesting any such order, agreement, memorandum or similar document or undertaking.

3.1.10   Allowance for Loan and Lease Losses. The allowance for loan losses shown in the Bank Financial Statements is, and that which will be stated in its Subsequent Bank Financial Statements prior to Closing will be, in accordance with GAAP, adequate to absorb anticipated loan and lease losses.

3.1.11   Agreements. Except for arrangements made in the ordinary course of business, the Bank is not bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been delivered to FCFG. Specifically, except as set forth on Annex 5 to this Agreement, as of the date of this Agreement, it is not a party to an oral or written (i) agreement not terminable on 30 days or less notice involving the payment of more than $25,000 per annum. (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by Agreement and which provides for the payment of in excess of $25,000, (iii) agreement with respect to any executive officer providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of an amount in excess of $25,000 per annum, (iv) indemnification agreement with any directors or employees of the Bank, or (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or Merger plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

3.1.12   Compliance with Laws.

(i) The Bank has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which, individually or in the aggregate, can reasonably be expected to have a Material Adverse Effect on it. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of its Executive Officers, no suspension or cancellation of any of them is threatened. To the knowledge of the Bank and its directors and officers, all loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of the Bank, as held in its portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in material compliance, in form and substance, with any and all federal, state or local laws applicable to the Bank, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in material compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in material compliance with all applicable material legal or regulatory requirements.

(ii) To the knowledge of the Bank and its directors and officers, all loan files of the Bank are complete and accurate in all material respects.

(iii) To the knowledge of the Bank and its directors and officers, all notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by the Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against the Bank has been or will be suffered or incurred by the Bank.

(iv) To the knowledge of the Bank and its directors and officers, the Bank is not in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by the Bank or as to which it has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of the Bank, and with respect to such loans, the Bank has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of the Bank.

(v) The Bank has not knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

3.1.13   Completeness of Representations. No representation or warranty made by the Bank in this Agreement (or in the Annexes to this Agreement), or, to the Bank's knowledge, in any document or information provided by the Bank to FCFG, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement (or in such Annexes) or in such representation or warranty not misleading.

3.1.14   Asset Classification.

(i) Annex 6 sets forth a list, separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets that have been criticized or classified, and such list is accurate and complete in all material respects as of the date of execution of this Agreement.

(ii) No amount of its loans, extensions of credit or other assets that have been classified or criticized by any representative of any governmental entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or words of similar effect are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off before the date of this Agreement.

3.1.15   Litigation. No material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Bank, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best knowledge of its Executive Officers after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

3.1.16   Insurance. The Bank has taken all requisite action (including the making of claims and the giving of notices) under its directors' and officers' liability insurance policy or policies in order to preserve all rights under such policies with respect to all matters known to it (other than matters arising in connection with, and the transactions contemplated by, this Agreement). Annex 7 lists all directors' and officers' liability insurance policies and other material insurance policies maintained by the Bank.

3.1.17   Labor Matters. The Bank is not a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute pending or threatened.

3.1.18   Employee Benefits.

(i) For purposes of this Agreement, "Plan" or "Plans", individually or collectively, means any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained by the Bank, as the case may be.

(ii) Annex 8 sets forth a list, as of the date of this Agreement, of (a) all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, Merger, restricted stock and stock option plans, (b) all material employment or severance contracts and (c) all other material employee benefit plans that cover employees or former employees of it (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering the Bank's current employees (collectively, "Employees"), including Plans and related amendments, have been made available to the other parties to this Agreement.

(iii) All of the Bank's Plans covering Employees (other than "multi-employer plans" within the meaning of ERISA Sections 3(37) or 4001(a)(3)), to the extent subject to ERISA, are in substantial compliance with ERISA. Each of the Bank's Plans that is an "employee pension benefit plan" within the meaning of ERISA Section 3(2) ("Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Bank is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No litigation relating to its Plans is pending or, to the knowledge of its Executive Officers, threatened. It has not engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or ERISA Section 502(i).

(iv) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by the Bank with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with it under ERISA Section 4001 or Section 414 of the Code (an "ERISA Affiliate"). It and its ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multi-employer plan under Subtitle I of Title IV of ERISA (regardless of whether based on contributions of ERISA Affiliates). Neither it nor any of its ERISA Affiliates has been notified by any multi-employer plan to which it or any of its ERISA Affiliates is contributing, or may be obligated to contribute, that such multi-employer plan is currently in reorganization or insolvency or that such multi-employer plan intends to terminate or has been terminated under ERISA Section 4041A. No notice of a "reportable event" within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date of this Agreement. Neither it nor any of its ERISA Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability under ERISA Sections 4069 or 4204.

(v) All material contributions the Bank is or was required to make under the terms of any of its Plans have been timely made or have been reflected in its Financial Statements. Neither any of its Pension Plans nor any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or ERISA Section 302. Neither it nor its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate under Code Sections 401(a)(29) or 412(f)(3) or ERISA Sections 306, 307 or 4204.

(vi) Except as disclosed in the Bank Financial Statements, it has no obligations for retiree health and life benefits.

(vii) No provision of the documents governing any Plan contains restrictions on the rights of the Bank to amend or terminate any Plan without incurring liability under the Plan other than normal liabilities for benefits.

(viii) Except as disclosed in the Bank Financial Statements or otherwise disclosed in this Agreement or in the related Annexes, the Merger will not result in (a) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (b) any material increase in benefits under any Compensation Plan, or (c) payment of any severance or similar compensation under any Compensation Plan.

(ix) The Bank's obligations under any existing executive supplemental retirement Plan ("ESI Plan") will not at any time exceed the value, as reflected on the Bank's books (reported consistent with GAAP), of insurance policies owned by the Bank on the lives of the officers covered by the ESI Plan.

3.1.19   Articles of Association, Bylaws, Minutes. The copies of the Articles of Association, as amended, and the Bylaws of the Bank delivered to FCFG are true, correct and complete copies of existing Articles of Association and Bylaws of the Bank, as amended to date. The Bank is not in violation of any provision of its Articles of Association or Bylaws. The minute book of the Bank, which has been or will be made available to FCFG for its review, contains materially accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

3.1.20   Commitments. Annex 9 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of the Bank.

3.1.21   Public Reports. Since January 1, 1999, the Bank has (i) timely filed, or (ii) requested an extension and subsequently filed with the OCC, all Public Reports required to be so filed. Until the Effective Date, the Bank will file with the OCC (and will furnish copies to FCFG within two days thereafter) all additional Bank Public Reports then required to be filed. Since, January 1, 1999, the Bank has timely filed with the OCC all Call Reports required to be so filed and until the Effective Date, the Bank will continue to file such reports and furnish copies thereof to FCFG within two days thereafter. As of the date filed, each Bank Public Report and all Bank Financial Statements and Subsequent Financial Statements have been and, as to those reports to be filed or provided on or after the date of this Agreement, will be accurate and complete as of the date filed or provided, and each complies or will comply with all requirements applicable to such filing.

3.1.22   Trademarks. To the Bank's knowledge, the Bank owns or has valid licenses to use all patents, trademarks, copyrights or trade names which they consider to be material to their business taken as a whole, and have not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on their business.

3.1.23   Interests of Directors and Others. Except as disclosed in any Bank Reports or the Annexes hereto, no officer or director of the Bank has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of the Bank other than as an owner of outstanding securities or deposit accounts of the Bank, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

3.1.24   Annexes to this Agreement. The information contained in each Annex to this Agreement prepared by or on behalf of the Bank constitutes additional representations and warranties made by the Bank hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

3.1.25   Financial Condition. As of July 31, 2002, the Bank's Tier 1 capital, calculated in accordance with applicable banking regulations and generally accepted accounting principles, was $3,241,053. At that date, the reserve for possible losses on loans and leases was $2,290,946.

3.2   Representations and Warranties of FCFG.

FCFG represents and warrants to Bank as follows:

3.2.1.   Corporate Organization and Authority. FCFG and FCB are corporations, duly organized and validly existing under the laws of Washington, and have the requisite corporate power and authority and at Closing will have taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of FCFG and FCB, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3.2.2   No Conflicts. The execution, delivery and performance of this Agreement by FCFG and FCB does not, and will not, (i) violate any provision of their charter or by-laws or (ii) subject to Regulatory Approvals, violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any court, government or governmental authority to which FCFG or FCB is subject or any agreement or instrument of FCFG or FCB, or to which FCFG or FCB is subject or by which FCFG or FCB is otherwise bound, which violation, breach, contravention or default referred to in this clause (ii), individually or in the aggregate, would have a Material Adverse Effect.

3.2.3   Approvals and Consents. Other than Regulatory Approvals, no notices, reports or other filings are required to be made by FCFG or FCB with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by FCFG or FCB from, any governmental or regulatory authorities of the United States or of any state in connection with the execution and delivery of this Agreement by FCFG and FCB and the consummation of the transactions contemplated hereby by FCFG and FCB, the failure to make or obtain any or all of which, individually or in the aggregate, would have a Material Adverse Effect.

3.2.4   Regulatory Matters.

(i) There are no pending or, to FCFG's or FCB's knowledge, threatened disputes or controversies between FCFG or FCB and any federal, state or local governmental agency or authority that, individually or in the aggregate, would have a Material Adverse Effect.

(ii) Neither FCFG nor any of its Affiliates has received any indication from any federal or state governmental agency or authority that such agency would oppose or refuse to grant a Regulatory Approval.

(iii) FCFG and FCB are not a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state regulatory agency or authority charged with the supervision or regulation of depository institutions, nor has FCFG or FCB been advised by any such agency or authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case which, individually or in the aggregate, would have a Material Adverse Effect.

(iv) FCFG and FCB are, and on a pro forma basis giving effect to the Merger, will be (i) at least "adequately capitalized", as defined for purposes of the Federal Deposit Insurance Act, and (ii) in compliance with all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over FCFG and FCB, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Regulatory Approvals upon an increase in FCFG's or FCB's capital or compliance with any capital requirement, standard or ratio.

(v) FCFG and FCB have no knowledge that they will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals.

(vi) Each of the subsidiaries or Affiliates of FCFG that is an insured depository institution was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. FCFG has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

3.2.5   Litigation and Undisclosed Liabilities. There are no actions, suits or proceedings that have a reasonable likelihood of an adverse determination pending or, to FCFG's or FCB's knowledge, threatened against FCFG or FCB, or obligations or liabilities (whether or not accrued, contingent or otherwise) or, to FCFG's or FCB's knowledge, facts or circumstances that could reasonably be expected to result in any claims against or obligations or liabilities of FCFG or FCB that, individually or in the aggregate, would have a Material Adverse Effect.

3.2.6   Financing Available. Not later than the Closing Date, FCFG will have available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to fund the Merger. FCFG's and FCB's ability to consummate the transactions contemplated by this Agreement are not contingent on raising any equity capital, obtaining specific financing therefor, obtaining the consent of any lender or any other such requirement.

3.2.7   Brokers' Fees. FCFG and FCB have not employed any broker or finder or incurred any liability for any brokerage fees, commission or finders' fees in connection with the transactions contemplated by this Agreement, except for fees and commissions for which FCFG and FCB shall be solely liable.

SECTION 4.
CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

4.1   Conduct of the Bank's Business Prior to Closing.

The Bank covenants that, prior to Closing:

4.1.1   Availability of Books, Records and Properties.

(i) The books, records, properties, contracts and documents of the Bank will be available at all reasonable times to FCFG and its counsel, accountants and other representatives. Such items will be open for inspection, audit and direct verification of loan or deposit balances, collateral receipts and such other transactions or documentation as FCFG deems reasonably relevant to the Merger. The Bank will cooperate fully in such inspection and audit, and will make available all information reasonably requested by FCFG.

(ii) Upon request by FCFG, the Bank will request that any third parties involved in the preparation or review of the Bank Financial Statements or Bank Subsequent Financial Statements disclose to FCFG the work papers or any similar materials related to such financial statements.

(iii) The Bank will provide FCFG with copies of any reports or correspondence furnished to the OCC pursuant to the Consent Order.

4.1.2   Ordinary and Usual Course. Without prior written consent of FCFG, the Bank will conduct its business only in the ordinary and usual course and will not do any of the following:

(i) Effect any stock split or other recapitalization with respect to the Bank's common stock; issue, pledge or encumber in any way any shares of such capital stock; or grant any option for shares of such capital stock.

(ii) Declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to the Bank's common stock.

(iii) Dispose of assets or make any commitment other than in the ordinary and usual course of business.

(iv) Solicit or accept deposit accounts of a different type from accounts previously accepted by the Bank or at rates materially in excess of rates previously paid by the Bank except to reflect changes in prevailing interest rates, or incur any indebtedness for borrowed money.

(v) Acquire an ownership interest or a leasehold interest in any real property, whether by foreclosure or otherwise, without making an appropriate environmental evaluation in advance of obtaining such interest and without providing to FCFG such evaluation and at least 30 days' advance notice.

(vi) Enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business except for expenses reasonably related to completion of the Merger.

(vii) Take any action which would materially and adversely affect or delay its ability or the ability of the FCFG to obtain any necessary approvals, consents or waivers of any governmental authority required for the Merger or for the parties to perform their respective covenants and agreements under this Agreement.

4.1.3   Continuing Representation and Warranty. It will not do or cause to be done anything that would cause any representation or warranty in Section 3 of this Agreement to be untrue or inaccurate if made at Closing, except as otherwise contemplated or required by this Agreement or consented to in writing by FCFG.

4.1.4   Maintenance of Properties. It will maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

4.1.5   Preservation of Business Organization. It will use all reasonable effort to:

(i) Preserve its business organization.

(ii) Retain the services of management and employees consistent with such program for consolidation of redundant employment positions resulting from the Merger as shall be developed in cooperation with FCFG.

(iii) Preserve the goodwill of suppliers, customers and others with whom the Bank has business relations.

4.1.6   Senior Management. Without prior consultation with the FCFG, the Bank will not make any change with respect to present management personnel having the rank of vice-president or higher.

4.1.7   Compensation. Other than as set forth in this Section 4.1.7, the Bank will not permit any increase in the current or deferred compensation payable or to become payable by the Bank to any of its directors, officers, employees, agents or consultants other than normal increments in compensation in accordance with the Bank's established policies with respect to the timing and amounts of such increments. Without the prior written approval of FCFG, the Bank will not commit to, execute or deliver any employment agreement with any party not terminable without expense with two weeks notice.

4.1.8   Update of Financial Statements. The Bank will deliver Subsequent Bank Financial Statements to FCFG, as soon as possible and not later than thirty (30) days following the end of each relevant period. The Subsequent Bank Financial Statements:

(i) Will be prepared from the books and records of the Bank.

(ii) Will present fairly the financial position and operating results of the Bank at the times indicated and for the periods covered.

(iii) Will be prepared in accordance with GAAP (except for the absence of notes), consistently applied through the periods covered, subject to normal year-end adjustments.

(iv) Will reflect all material liabilities, contingent or otherwise, of the Bank on the respective dates and for the respective periods covered, except for liabilities not required to be so reflected in accordance with GAAP.

4.1.9   Acquisition Proposals/Termination Fee.

(i) The Bank agrees that neither it nor any of its directors, officers, employees, agents and representatives will initiate, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Bank) with respect to a merger, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, the Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to any Person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Bank will take the necessary steps to inform the appropriate individuals or entitles referred to in the first sentence hereof of the obligations undertaken in this Section 4.1.9 of this Agreement. The Bank will notify FCFG immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with the Bank.

(ii) If prior to December 31, 2003, control of the Bank is acquired by a third party, by merger, purchase of assets, acquisition of stock or otherwise, then unless (a) the Agreement was terminated by the Bank pursuant to Sections 7.1.1, 7.1.2 or 7.1.3 of this Agreement, or (b) the representations and warranties of FCFG in the Agreement were false in any material respect as of the date of this Agreement or FCFG was in material default of its covenants in the Agreement prior to such change of control, Bank will promptly pay to FCFG the amount of $350,000 as complete reimbursement for its direct and indirect expenses incurred in proceeding with the Merger.

4.1.10   Directors' and Officers Liability.

Immediately prior to the Effective Date, the Bank shall notify its directors and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Person known to the Bank, or circumstances reasonably deemed by FCFG to be likely to give rise thereto, in accordance with terms and conditions of the applicable policies. The Bank shall, prior to the Effective Date, obtain tail coverage of up to one year from the Bank's directors and officers' liability insurer with respect to the Bank's existing Director and Officer Liability Insurance.

4.1.11   Updating Schedules.

The Bank will, no later than fifteen (15) days prior to the anticipated Effective Date, revise and supplement the Annexes hereto prepared by or on behalf of the Bank to ensure that such Annexes remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such Annexes following the execution of this Agreement shall not be deemed a modification of the Bank's representations or warranties contained herein.

4.1.12   Consultation with FCFG.

(i) During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, the Bank shall permit FCFG and/or FCB access to Bank premises and equipment at no cost to FCFG or FCB for purposes of consulting with Bank personnel in connection with preserving the Bank's capital, reducing expenses and providing advice relating to servicing existing credit accounts.

(ii) The parties shall develop and implement mutually acceptable procedures, including periodic meetings to review credit files, to enable the Bank to consult with FCFG or FCB on managing existing loans. The Bank shall consult with FCFG and FCB on all new and renewal applications for secured loans with a principal amount of $100,000 or more, and unsecured loans with a principal amount of $25,000 or more, provided however, that all decisions to extend credit will be made by authorized Bank employees, and subject to review and approval by the Bank's Chief Executive Officer in accordance with current Bank policies.

(iii) The Bank shall, promptly upon becoming aware of any event of default by any of the Bank's loan customers, notify FCFG or FCB of such event.

(iv) To enable the Bank to preserve relationships with its customers and to continue to provide credit to the community, FCB will consider extending, or participating in the extension of, credit to such customers or potential customers of the Bank whose credit needs the Bank is unable or unwilling to meet.

(v) To the extent practicable, FCFG and FCB will coordinate with the Bank's Chief Executive Officer on all matters contemplated by this section.

4.1.13   Accounting for Certain Charges and Expenses.

Prior to Closing, the Bank shall, at the reasonable request of FCFG, record on its books such expenses, fees and costs as FCFG may deem appropriate in connection with the Merger, provided, however, that the recording of such expenses, fees and costs shall have no effect on the amount of consideration to be received by Bank shareholders in the Merger.

4.2   Submission to Regulatory Authorities.

As soon as practicable and in no event later than fifteen (15) calendar days after the date of this Agreement, and assuming the full and timely cooperation and assistance of the Bank, FCFG shall prepare and file any applications, notices and filing required in order to obtain the Regulatory Approvals. FCFG shall use all reasonable efforts to obtain each such approval as promptly as reasonably practicable and, to the extent possible, in order to permit the Closing to occur not later than September 30, 2002. The Bank will cooperate in connection therewith (including, without limitation, (i) applying for appropriate extensions of the Consent Order, and (ii) the furnishing of any information and any reasonable undertaking or commitments which may be required to obtain the Regulatory Approvals). Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than material filed in connection therewith under a claim of confidentiality.

4.3   Shareholder Approval.

The Bank shall call a special meeting (the "Meeting") of the holders of Common Stock to be held as soon as practicable for purposes of voting upon the Merger. The Bank shall use its best efforts to solicit and obtain shareholder approval of the Merger, and, subject to the exercise of its fiduciary duties, the Bank's board of directors shall recommend approval of such Merger and each of the Bank's directors shall vote his or her shares of Common Stock in favor of the Merger.

4.4   Proxy Statement.

Subject to review by FCFG, the Bank shall prepare a proxy statement (the "Proxy Statement") to be mailed to holders of Common Stock in connection with the Meeting. At the time that the Proxy Statement is delivered to the Bank's shareholders, and at all times thereafter, the information set forth in the Proxy Statement and any amendments or supplements thereto that relates to the Bank (i) will comply in all material respects with applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Proxy Statement or necessary to make the statements in the Proxy Statement not misleading.

4.5   Public Announcements.

Subject to written advice of legal counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the Merger shall occur upon, and be determined by, the mutual consent of the Bank and FCFG.

4.6   Further Actions; Best Efforts.

The parties to this Agreement will use their best efforts in good faith to make all such arrangements, do or cause to be done all such acts and things, and execute and deliver all such certificates and other instruments and documents as may be reasonably necessary or appropriate in order to consummate the Merger promptly.

4.7   Notice.

The Bank will provide FCFG with prompt written notice of:

(i) Any events that, individually or in the aggregate, can reasonably be expected to have a Material Adverse Effect with respect to the Bank.

(ii) The commencement of any proceeding against the Bank by or before any court or governmental agency that, individually or in the aggregate, can reasonably be expected to have a Material Adverse Effect with respect to the Bank.

4.8   Confidentiality.

Subject to the requirements of law, each party, including each director, officer, affiliate and agent of such party, will keep confidential, and will exercise its best efforts to cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party to this Agreement shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

SECTION 5.
APPROVALS AND CONDITIONS

5.1   Required Approvals.

The obligations of the parties to this Agreement are conditioned on the (i) approval of the Merger by the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions ("Regulatory Approvals"), and (ii) expiration of any required waiting period.

5.2   Conditions to Obligations of FCFG.

All obligations of FCFG pursuant to this Agreement are subject to satisfaction of the following conditions at or before Closing:

5.2.1   Representations and Warranties. The representations and warranties of the Bank contained in this Agreement or in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing, with the same force and effect as though such representations and warranties had been made on and as of Closing, except to the extent that such representations and warranties are by their express provisions made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date. The Bank will have delivered to FCFG its respective certificates to that effect, executed by the chief executive officer of the Bank and dated as of Closing.

5.2.2   Compliance. The Bank has performed and complied in all material respects with all terms, covenants and conditions of this Agreement on or before Closing. The Bank will have delivered to FCFG its respective certificates to that effect, executed by the chief executive officer of the Bank and dated as of Closing.

5.2.3   No Material Adverse Effect. Since June 30, 2002, there will have been no material damage, destruction or loss (whether or not covered by insurance) and no other event, individually or in the aggregate, constituting or reasonably expected by FCFG to constitute a Material Adverse Effect with respect to the Bank.

5.2.4   Financial Condition. The following will be true as of Closing and the certificate of the Bank referred to in Subsection 5.2.1 will so state:

(i) Deposits of the Bank will not be less than $60,000,000.

(ii) The Bank will have charged off any loans or portions of loans deemed uncollectable.

(iii) All expenses relating to the execution, delivery and performance of the Bank's obligations under this Agreement and the Plan of Merger, including legal, accounting and investment advisory fees, and for any liabilities or contingent liabilities of the Bank, will have been paid or accrued.

5.2.5   No Governmental Proceedings. No action or proceeding will have been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Merger.

5.2.6   Corporate and Shareholder Action. Each of the following will have approved the Merger:

(i) The Board of Directors of the Bank; and

(ii) The Shareholders of the Bank.

5.2.7   Resignation of Directors. The directors of the Bank will have tendered their written resignation as directors of the Bank to be effective upon consummation of the Merger.

5.3   Conditions to Obligations of Bank.

All obligations of the Bank pursuant to this Agreement are subject to satisfaction of the following conditions at or before Closing:

5.3.1   Representations and Warranties. The representations and warranties of the FCFG contained in this Agreement or in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing, with the same force and effect as though such representations and warranties had been made on and as of Closing, except to the extent that such representations and warranties are by their express provisions made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date. The FCFG will have delivered to the Bank its respective certificates to that effect, executed by the chief executive officer of FCFG and dated as of Closing.

5.3.2   Corporate Action. The Board of Directors of FCFG will have approved the Merger.

5.3.3   Fairness Opinion. The Bank will have received from D.A. Davidson & Co. a fairness opinion to the effect that the Merger is fair to the shareholders of the Bank from a financial point of view.

5.3.4   Per Share Consideration. The Per Share Consideration, as may be adjusted in accordance with Section 1.2.1, is at least $10.00 per share.

SECTION 6.
OFFICERS, EMPLOYEES AND SHAREHOLDERS

6.1   Directors.

The directors of the Bank will vote their shares of Common Stock in favor of the Merger and will, to the extent commercially reasonable and consistent with past practice, preserve their existing banking relationships with the Bank at least until Closing.

6.2   Employees.

FCFG intends that its current personnel policies will apply to any current employees of the Bank who are retained in the service of FCFG after Closing. This expression of intent will not be construed to create a contract of employment with such employees of the Bank. FCFG will make reasonable efforts to employ all persons employed by the Bank on the Effective Date.

6.3   Employee Benefit Issues.

6.3.1   Comparability of Benefits. FCFG confirms to Bank its present intention to provide employees of the Bank who become employees of FCFG with employee benefit programs in the aggregate generally not less favorable to such employees than those presently being provided to employees of the Bank and those being provided to employees of FCFG on the date of Closing.

6.3.2   Treatment of Past Service. For purposes of participation, vesting and benefit accruals in FCFG's other employee benefit programs, employees of the Bank who become employees of FCFG will receive credit for prior service with the Bank for purposes of determining eligibility and vesting, but not for determining benefit accruals. For a reasonable period after Closing, not to exceed six months, any non-continuing employee also will be given an opportunity to apply for open positions with FCFG or FCB, and FCFG and FCB will use their best efforts to give prompt notice of job postings to such employees.

SECTION 7.
TERMINATION OF AGREEMENT AND ABANDONMENT OF TRANSACTION

7.1   Termination.

This Agreement may be terminated at any time before Closing, whether before or after approval of this Agreement by the shareholders of the Bank as follows, and in no other manner:

7.1.1   Mutual Consent. By mutual consent of the parties to this Agreement, if so determined by the Board of Directors of each corporate party, so determined by the affirmative vote of a majority of the members of its entire Board.

7.1.2   Satisfaction of Conditions. By the Bank at any time on or before December 31, 2002 if any condition set forth in Sections 5.1 or 5.3 of this Agreement is rendered impossible to be satisfied by such date (other than as a result of a breach of this Agreement by the Bank), and by FCFG at any time on or before December 31, 2002 if any condition set forth in Sections 5.1 or 5.2 of this Agreement is rendered impossible to be satisfied by such date (other than as a result of a breach of this Agreement by FCFG).

7.1.3   Merger Not Consummated. By FCFG or the Bank, if the Merger is not consummated by December 31, 2002, provided that no party seeking to terminate is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

7.1.4   Breach. By the Bank or FCFG in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement, which breach would result in the failure to satisfy the closing conditions set forth in Sections 5.1 and 5.3 in the case of the Bank, or Section 5.1, 5.2.1, or 5.2.2, in the case of FCFG, and which breach cannot be cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach.

7.2   Cost Allocation Upon Termination.

In the event of termination of this Agreement, and subject to Section 4.1.9(b) of this Agreement, the Bank and FCFG each will pay their own out-of-pocket costs incurred in connection with this Agreement, and will have no other liability to any other party; provided, however, that no party to this Agreement shall be relieved or released from any liabilities or damages arising out of its intentional or willful breach of any provision of this Agreement or by a lack of good faith efforts that result in the failure to perform or fulfill any representation, warranty, covenant or condition set forth in this Agreement.

SECTION 8.
MISCELLANEOUS

8.1   Notices.

Any notice, request, instruction or other document to be given under this Agreement will be in writing and will be delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:
Harbor Bank	Richard C. Emery Harbor Bank, N.A. 7022 Pioneer Way P.O. Box 2329 Gig Harbor, WA 98335
with a copy to:	Mark C. Lewington, Esq. Stephen M. Klein, Esq. Graham & Dunn P.C. 1420 Fifth Avenue, 33rd Floor Seattle, WA 98101
FCFG	Ken F. Parsons, Sr. First Community Financial Group, Inc. 721 College St. SE P.O. Box 3800 Lacey, WA 98509
with a copy to:	Kenneth E. Roberts, Esq. Gordon E. Crim, Esq. Foster Pepper & Shefelman LLP 101 S. W. Main St., 15th Floor Portland, Oregon 97204

or to such other address or person as any party may designate by written notice to the other.

8.2   Waivers and Extensions.

The Bank and FCFG may, by written instrument, extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

(i) any inaccuracies of any other party in the representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement;

(ii) compliance with any of the covenants of any other party; and

(iii) any other party's performance of any obligations pursuant to this Agreement and any other condition precedent set out in Section 5 of this Agreement.

Any waiver or extension pursuant to this Agreement will be executed by an authorized officer of any party so electing.

8.3   Construction and Execution in Counterparts.

Except as otherwise expressly provided here, this Agreement: (i) covers the entire understanding of FCFG, FCB and the Bank, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by a duly authorized officer of the Bank, FCB and FCFG; (ii) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections of this Agreement, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (iii) is deemed to include all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (iv) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

8.4   Survival of Representations, Warranties, and Covenants.

Except for the covenants set forth in Section 4.8 of this Agreement (as to confidentiality), the representations, warranties and covenants set forth in this Agreement will not survive Closing or the termination of this Agreement.

8.5   Attorneys' Fees and Costs.

In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Merger, the prevailing party in any such litigation will be entitled to receipt of its costs and expenses, including reasonable attorneys fees.

8.6   Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Washington, except to the extent that certain matters may be governed by federal law.

8.7   Non-Competition Agreement.

Except as may be consented to in writing by FCFG, each member of the Board of Directors of the Bank signing at the end of this Agreement agrees that he or she will not, for a period of two years following his or her service on the Board of Directors of the Bank be associated in any way with any financial institution other than FCFG (or any of its affiliates) with branches in Pierce or Thurston Counties, Washington, whether directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder or employee. Ownership of less than one percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision, nor shall ownership of any number of shares of stock in FCFG.

SECTION 9.
AMENDMENTS

Subject to applicable law, this Agreement and the form of any attached Exhibit or Annex may be amended upon authorization of boards of directors of the Bank, FCB and FCFG.

[signatures appear on following page]

FIRST COMMUNITY FINANCIAL GROUP, INC. By: /s/Ken F. Parsons Ken F. Parsons, Sr. Its: President and Chief Executive Officer

Attest:

__________________________________
Assistant Secretary

FIRST COMMUNITY BANK By: /s/Ken F. Parsons Ken F. Parsons, Sr. Its: President and Chief Executive Officer

Attest:

__________________________________
Assistant Secretary
STATE OF Washington County of Pierce	) ) ss. )

On this         day of                             , 2002, before me personally appeared Ken F. Parsons, Sr., to me known to be the Chief Executive Officer of First Community Financial Group, Inc. and First Community Bank, and Leigh Baxter, to me known to be the Assistant Secretary of First Community Financial Group, Inc. and First Community Bank, the corporations that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.
Notary Public in and for the State of Washington, residing at My appointment expires:

HARBOR BANK, N.A. By:/s/Richard C. Emery Richard C. Emery Its: Chief Executive Officer

Attest:

______________________________________
Secretary
STATE OF Washington County of Pierce	) ) ss. )

On this            day of                                         , 2002, before me personally appeared Richard C. Emery,
to me known to be the Chief Executive Officer and Catherine J. Mosby, to me known to be the Secretary, of Harbor Bank, N.A., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.

______________________________________
Notary Public in and for the State of Washington, residing at My appointment expires:

The undersigned members of the Board of Directors of Harbor Bank execute this Agreement for the limited purposes of Sections 4.1.9, 4.8, 5.2.7, 6.1, and 8.7 hereof.
/s/Philip Arenson	/s/Michael Brown
Philip Arenson, Director	Michael Brown, Director
/s/Jon Kvinsland	/s/Elizabeth Perrow
Jon Kvinsland, Director	Elizabeth Perrow, Director
/s/Stanley Stearns	/s/James Tallman
Stanley Stearns, Director	James Tallman, Director

The undersigned Chief Executive Officer of Harbor Bank executes this Agreement for the limited purposes of Sections 4.1.9 and 4.8 hereof.
/s/Richard C. Emery
Richard C. Emery, Chief Executive Officer

EXHIBIT A

PLAN OF MERGER

This Plan of Merger (the "Plan of Merger") is dated this 17th day of September, 2002, and is by and between First Community Bank of Washington ("FCB"), a Washington state chartered bank and Harbor Bank, N. A. ("Harbor"), a national banking association and joined in by First Community Financial Group, Inc. ("FCFG").

RECITALS

A. FCB and Harbor are each FDIC insured banks.

B. Harbor has its head office at 7022 Pioneer Way, Gig Harbor, Washington, and one branch office at 5101 Point Fosdick Drive, Gig Harbor, WA 98335.

C. FCB has its head office at 721 College St. SE, Lacey, Washington. The locations of FCB's offices are set forth in Appendix A to this Plan of Merger.

D. FCFG is the parent holding company and sole shareholder of FCB.

E. The Board of Directors of each of FCB and Harbor has approved this Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

F. This Plan of Merger is part of an Agreement and Plan of Merger (the "Agreement"), dated as of August 5, 2002, by and among FCB, FCFG and Harbor, which Agreement sets forth certain conditions precedent to the effectiveness of this Plan of Merger and other matters relative to the merger contemplated by the Agreement and this Plan of Merger (the "Merger"), including certain defined terms. Nothing contained herein is intended to supercede the provisions of the Agreement.

G. At or prior to the date the Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Merger.

AGREEMENT

In consideration of the mutual covenants herein contained, the parties hereby adopt this Plan of Merger:

1. EFFECTIVE DATE

The effective date (the "Effective Date") of this Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Director of the Washington Department of Financial Institutions acting by and through the Division of Banks (the "Director").

1

2. MERGER

On the Effective Date, Harbor shall merge with and into FCB with FCB being the surviving bank (the "Resulting Bank").

3. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of FCB on the Effective Date shall be the Articles of Incorporation and Bylaws of the Resulting Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Resulting Bank shall be, as of the Effective Date, the individuals serving in such capacities at FCB immediately prior to the Effective Date. The mailing address of the officers of the Resulting Bank and of the directors of the Resulting Bank who are to serve until the next annual meeting of shareholders thereof is 721 College St. SE, P.O. Box 3800, Lacey, Washington 98509. The names of such directors and officers are set forth in Appendix B to this Plan of Merger.

4. EFFECT OF THE MERGER

4.1 Each share of FCB common stock outstanding immediately prior to the Merger, all of which are held by FCFG, shall remain outstanding.

4.2 Each share of common stock of Harbor outstanding immediately prior to the Merger shall be, as of the Effective Date, cancelled and automatically converted into the right to receive the consideration set forth in Section 5.1.

4.3 The 1998 Stock Option Plan of Harbor shall terminate, no Options shall be granted thereunder, and each Option that is outstanding and vested on the Effective Date shall be converted into the right to receive the consideration set forth in Section 5.2. Each Option that is outstanding but not vested as of the Effective Date shall be terminated and the holder thereof shall have no rights thereunder.

4.4 Until changed by the Board of Directors of the Resulting Bank, the locations and names of the existing offices of FCB and Harbor shall continue to be the locations of the offices of the Resulting Bank, under the names listed on Appendix A; and all corporate acts, plans, policies, contracts, approvals and authorizations of FCB and Harbor, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Resulting Bank and shall be as effective and binding thereon as the same were with respect to FCB and Harbor prior to the Effective Date.

4.5 At the Effective Date, all rights, franchises and interests of FCB and Harbor, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be vested in Resulting Bank by virtue of the Merger without any deed or other transfer, and Resulting Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by FCB and Harbor, respectively, on the Effective Date.

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4.6 On the Effective Date, all liabilities of FCB and Harbor shall become liabilities of Resulting Bank; and all debts, liabilities, and contracts of FCB and Harbor, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of FCB and Harbor, shall be those of Resulting Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

5. MERGER CONSIDERATION.

5.1 As consideration for the Merger, FCFG shall pay to the holders of Harbor common stock as of the Effective Date, an amount in cash equal to $10.75 per share of common stock (the "Per Share Consideration"); provided however, that the Per Share Consideration shall be reduced by an amount per share calculated by dividing the amount, if any, by which the aggregate of the Bank's Capital (as defined in the Agreement) plus reserves for possible losses on loans and leases is less than $4,750,000 at Closing divided by the total number of shares of Common Stock outstanding.

5.2 As consideration for the Merger, FCFG shall pay to each holder of an outstanding and vested Option an amount in cash equal to the amount by which the Per Share Consideration exceeds the Exercise Price (the "Option Spread") multiplied by the number of shares covered by such Option.

6. PAYMENT OF MERGER CONSIDERATION.

6.1 Prior to the Effective Date, FCFG shall appoint FCB as paying agent (the "Paying Agent") for the purpose of paying the Merger Consideration to holders of certificates representing shares of Harbor common stock, as provided in Section 5.1, and to holders of vested Options as provided in Section 5.2

6.2 As soon as practicable after the Effective Date, the Paying Agent will send written notice to each record holder of Harbor common stock and vested Options that the Merger has been consummated, together with a letter of transmittal and instructions as to tendering certificates representing the common stock (or Option agreements, as the case may be) in exchange for payment of the Merger Consideration.

6.3 Upon surrender for cancellation of one or more certificates for shares of Harbor common stock, accompanied by a duly executed letter of transmittal in proper form (or, in the case of vested Options entitled to payment, an executed release of the Option) the Paying Agent shall, promptly after the Effective Date, deliver to each holder of such surrendered certificates or Options payment of the Merger Consideration.

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6.4 Until certificates representing Harbor common stock have been surrendered (or, in the case of vested Options, a release has been duly executed and tendered) to the Paying Agent, each outstanding certificate and Option shall be deemed to represent solely the right to receive the Merger Consideration and will have no other rights whatsoever. Upon surrender of Harbor common stock certificates or Options, as the case may be, the Paying Agent shall pay to the holder thereof the amount of Merger Consideration to which the holder is entitled, without interest thereon.

6.5 Notwithstanding anything to the contrary herein, if any holder of Harbor common stock is unable to surrender his or her certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit that such stock certificate has been lost or destroyed, and at the sole option of FCFG or the Paying Agent, an indemnity bond together with a surety, each in a form and substance reasonably satisfactory to FCFG or the Paying Agent.

7. DISSENTING SHARES.

7.1 The shareholder of FCB has waived its right under Washington law to dissent from this Plan of Merger.

7.2 Notwithstanding anything to the contrary in this Plan of Merger, each share of Harbor common stock (a "Dissenting Share") whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under 12 USC § 214a(b) (the "Appraisal Laws") will not be converted into the right to receive the consideration set forth in Section 5.1 of this Plan of Merger, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Harbor common stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from the FCFG (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).

8. CAPITALIZATION OF RESULTING BANK

FCB shall be the Resulting Bank. The authorized capital of FCB consists of 150,000 authorized shares for common stock with no par value, of which 55,606 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive FCB securities.

9. APPROVAL BY DIRECTOR AND SHAREHOLDERS

This Plan of Merger is subject to the approval of the Director. This Plan of Merger has been ratified and approved by the shareholders of each of FCB and Harbor in accordance with the applicable provisions of law and their respective Articles of Incorporation, or Articles of Association, as the case may be, and Bylaws. Each of FCB and Harbor have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

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10. CONDITIONS TO THE MERGER

All conditions precedent to the effectiveness of this Plan of Merger as set forth in the Agreement have been satisfied or waived.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

FCB:

FIRST COMMUNITY BANK OF WASHINGTON

By: /s/Ken F. Parsons, Sr                                  .
    Ken F. Parsons, Sr., President
    and Chief Executive Officer

Harbor:

HARBOR BANK, National Association

By /s/Richard E. Emery
   Richard C. Emery, Chief Executive Officer

Joined in by:

FIRST COMMUNITY FINANCIAL GROUP, INC.

By: /s/ Ken F. Parsons
    Ken F. Parsons, Sr., President
    and Chief Executive Officer

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APPENDIX A
To the
Plan of Merger

Branch Offices of First Community Bank of Washington
(Resulting Bank)

First Community Bank of Washington (Existing Offices)

  Main Office
  721 College Street, Lacey, WA 98503
  117 N Broadway, Aberdeen, WA 98520
  313 Waldrip Street, Elma, WA 98541|
  305 8th Street, Hoquiam, WA 98550
  201 Main Street, South Montesano, WA 98563
  1230 South Gold Street, Centralia, WA 98531
  101 Second Street, Toledo, WA 98591
  209 Northeast First Street, Winlock, WA 98596
  121 Washington Avenue, North Eatonville, WA 98328
  12815 Canyon Road E., Suite H, Puyallup, WA 98373
  10210 152nd Street East, Puyallup, WA 98374
  801 Pacific Avenue, Tacoma, WA 98402
  1902 64th Avenue West, Tacoma, WA 98466
  150 Circle Drive, Lacey, WA 98503
  223 Southeast 5th Avenue, Olympia, WA 98501
  400 Cooper Road Southwest, Olympia, WA 98502
  130 Marvin Road Se, Olympia, WA 98503
  5210 Capitol Boulevard, Tumwater, WA 98501
  Yelm Avenue East, Yelm, WA 98597

Harbor Bank, National Association
(Existing offices to become branch offices of resulting bank)

  Main Office
  7022 Pioneer Way, Gig Harbor, WA 98335
  5101 Point Fosdick Drive, Gig Harbor, WA 98335

APPENDIX B
To the
Plan of Merger

Directors and Executive Officers of First Community Bank of Washington
(Resulting Bank)

Directors

Jewell Manspeaker

Larry Schorno
Sonny Bridges
Linda Buckner
E. Paul DeTray
Patrick L. Martin
Ken F. Parsons, Sr.
A. Richard Panowicz

Executive Officers and Position

James F. Arneson, Executive Vice President, Chief Financial Officer
Jon M. Jones, Executive Vice President, Chief Lending Officer

Back to Exhibit Index

EXHIBIT (23)

Consent of McGladrey & Pullen LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated April 11, 2002, relating to the financial statements of Harbor Bank, N.A. in the 8-K filing of First Community Financial Group, Inc.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Tacoma, Washington
October 11, 2002

Back to Exhibit Index

EXHIBIT (99)

 Press Release

FOR IMMEDIATE RELEASE

CONTACT:

First Community Financial Group:
Ken F. Parsons, Sr.
Chief Executive Officer
360.459.1100

First Community Financial Group Completes Acquisition of Harbor Bank

First Community Bank adds two branches Pierce County.

Lacey, Wash., October 1, 2002 -- First Community Financial Group, Inc., parent company of First Community Bank of Washington (www.fcbonline.com) today announced it has completed its acquisition of Harbor Bank, located in Gig Harbor, Washington, following Harbor Bank shareholder approval on September 20, 2002.

Total estimated value of the acquisition is approximately $7 million.

Harbor Bank's two branch offices will operate under the First Community Bank name. This will increase First Community Bank's locations to 21 and will significantly expand First Community Bank's market presence in Pierce County.

"This agreement continues our strategy of growth in Pierce County," said Ken F. Parsons, Sr., Chairman and CEO of First Community Financial Group and First Community Bank. "The two community-minded organizations will meld together very well. We have complementary cultures and values. We are committed to continue our focus on responding to the financial needs of businesses and individuals with service beyond expectations."

The acquisition will provide Harbor Bank customers with a variety of additional banking products and services, including access to mortgage loans and investment services.

"The two companies share a focus of providing highly personalized service and a strong involvement with local communities," said Jon M. Jones, Executive Vice President,

First Community Bank. "We intend to bring additional value to Harbor Bank's customers by offering new products, an expanded ATM network and more banking locations."

"We will provide customers access to Mortgage lending," added Jones. "There is high demand for mortgages and we plan to aggressively deliver our services and expertise. Customers will also be introduced to the investment arm of First Community Bank, through its subsidiary, FCB Financial Service," Jones continued. "This will allow customers to come to First Community Bank for all of their financial needs."

Terms of the Agreement

Under the acquisition agreement, Harbor Bank shareholders will receive $10.75 per share in cash for each of their shares of Harbor Bank Stock.

The boards of directors of both companies have approved the transaction.

The combined organization will have assets of approximately $450 million and deposits of nearly $400 million. First Community Financial Group expects this merger to be accretive to earnings per share in 2003.

First Community Bank, established in 1979, holds total assets of $371 million and total deposits of $316 million as of June 30, 2002. First Community Bank has 19 financial centers in Southwest Washington and operates a network of 23 ATMs.

Harbor Bank was established in 1997 and was headquartered in Gig Harbor. Harbor Bank had two branches with total assets of $80 million and total deposits of $75 million.

Harbor Bank was advised in this transaction by the investment bank of D.A. Davidson & Co. First Community Financial Group was advised by Sandler O'Neill & Partners, L.P.

About First Community Financial Group

First Community Financial Group is the parent company of First Community Bank, a Washington state-chartered bank recognized for its entrepreneurial approach, and distinctive banking solutions. First Community Bank operates in four counties, and is headquartered in Lacey, Washington. For more information, visit www.fcbonline.com.

This press release includes forward-looking statements. These statements are identified by the use of words such as "will", "expect", "plan", "anticipate" and other words indicating future occurrences. These forward-looking statements are necessarily subject to risks and uncertainties. Actual results could differ materially from those projected in these forward-looking statements as a result of these risks and uncertainties. The specific risks relating to forward-looking statements in this release include, but are not limited to, the risk that the proposed merger is not consummated and the timing of completion, uncertainties associated with integration of operations and the attendant cost of combining the banks, the ability of the First Community Bank to retain customers of Harbor Bank following the merger, acceptance of First Community Bank's products and services in the marketplace, and intense competition within the retail banking industry.